Exhibit 10.2

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this "Agreement"), dated as of July 24, 2020, is by and among WATERMARK LODGING TRUST, INC., a Maryland corporation (the "Company"), CWI 2 OP, LP, a Delaware limited partnership (the "Operating Partnership") and ACP WATERMARK INVESTMENT LLC, a Delaware limited liability company (the “Purchaser”). The Purchaser and any other Person who may become a party hereto pursuant to Section 6(c) are referred to individually as a "Stockholder" and collectively as the "Stockholders."

WHEREAS, the Company, the Operating Partnership and the Purchaser are parties to the Securities Purchase Agreement, dated as of July 21, 2020, as the same may hereafter be amended from time to time (the "Purchase Agreement"); and

WHEREAS, the Purchaser desires to have and the Company and the Operating Partnership desire to grant certain registration and other rights with respect to the Warrant Units and the Registrable Securities on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.      Definitions. As used in this Agreement, the following terms shall have the following meanings, and capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement:

"Adverse Disclosure" means public disclosure of material non-public information that, in the good faith judgment of the Company's board of directors (i) would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement or report would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement or report; and (iii) the Company has a bona fide business purpose for preserving as confidential or would materially impede the Company’s ability to consummate a significant transaction.

"Agreement" shall have the meaning set forth in the preamble.

"Common Stock" shall mean all shares currently or hereafter existing of any class of Common Stock, par value $0.001 per share, of the Company.

"Demand Notice" shall have the meaning set forth in Section 2(b)(i).

"Demand Registration" shall have the meaning set forth in Section 2(b)(i).

"Effectiveness Period" shall have the meaning set forth in Section 2(d)(i).

"Election Time" shall have the meaning set forth in Section 3(c)(ii).

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

"Exchange REIT Shares" shall have the meaning set forth in Section 3(c)(ii).

"Indemnified Party" shall have the meaning set forth in Section 2(k)(iii).

"Indemnifying Party" shall have the meaning set forth in Section 2(k)(iii).

"IPO" means the initial, firm commitment, underwritten public offering of the Common Stock.

"Lock-Up Letter" has the meaning given in the Purchase Agreement.

"Lock-Up Termination Date" means the earliest of (x) April 24, 2023; (y) the date of expiration of the Call Option, as such term is defined in the Warrant; and (z) the closing date of the IPO.

"Long-Form Registration" shall have the meaning set forth in Section 2(b)(i).

"Losses" shall have the meaning set forth in Section 2(k)(i).

"LPA" shall have the meaning set forth in Section 3(a).

"Marketed Offering" shall mean a registered underwritten offering of Registrable Securities (including any registered underwritten Shelf Offering) that is consummated or subject to Sections 2(g) or 2(h), withdrawn or abandoned, by the applicable Stockholders following formal participation by the Company's management in a customary "road show" (including an "electronic road show") or other similar marketing effort by the Company as recommended by the managing underwriters for such offering.

"Operating Partnership" shall have the meaning set forth in the preamble.

"Offering Person" shall have the meaning set forth in Section 2(f)(xv).

"Person" shall mean any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

"Piggyback Notice" shall have the meaning set forth in Section 2(c).

"Piggyback Registration" shall have the meaning set forth in Section 2(c).

"Piggyback Request" shall have the meaning set forth in Section 2(c).

"Proceeding" shall mean an action, claim, suit, arbitration or proceeding (including an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Prospectus" shall mean the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A or Rule 430B promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all materials incorporated by reference or deemed to be incorporated by reference in such prospectus.

"Purchase Agreement" shall have the meaning set forth in the recitals.

"Purchaser Parties" shall have the meaning set forth in Section 3(c)(i).

"Redemption Date" shall have the meaning set forth in Section 3(c)(ii).

"Registrable Securities" shall mean, as of any date of determination, (i) all shares of Common Stock, if any, issued to a Stockholder upon redemption of such Stockholder's Warrant Units, and (ii) all shares of capital stock or other equity securities directly or indirectly issued or then issuable with respect to the shares of Common Stock described in clause (i) of this definition by way of stock dividend or stock split, or in connection with an exchange for a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) they are sold or transferred pursuant to an effective Registration Statement under the Securities Act, (ii) they shall have ceased to be outstanding, (iii) they have been sold in a private transaction in which the transferor's rights under this Agreement are not assigned to the transferee of the securities or (iv) with respect to a Stockholder when such Stockholder ceases to hold Registrable Securities and, with respect to all Stockholders in the event that the Stockholders, in the aggregate, own less than two percent (2%) of the outstanding shares of Common Stock (for purposes of this calculation, Warrant Units shall be deemed to be Common Stock to the extent held by the Stockholders or any other Person (other than by the Company or any subsidiary thereof).

"Registration Statement" shall mean any registration statement of the Company under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

"Rule 144" shall mean Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

"SEC" shall mean the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.

"Securities Act" shall mean the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Series B Preferred Stock” shall mean all shares currently or hereafter existing of any class of Series B Preferred Stock, par value $0.001 per share, of the Company.

"Shelf Offering" shall have the meaning set forth in Section 2(d)(iv).

"Shelf Registration Statement" shall have the meaning set forth in Section 2(d)(i).

"Short-Form Registration" shall have the meaning set forth in Section 2(b)(i).

"Stockholders" shall have the meaning set forth in the preamble.

"Take-Down Notice" shall have the meaning set forth in Section 2(d)(iv).

"underwritten registration" or "underwritten offering" shall mean a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

“Warrants” shall have the meaning set forth in the Purchase Agreement.

"Warrant Units" shall mean Class A operating partnership units of CWI 2 OP, LP issued on exercise of the Warrants sold under the Purchase Agreement.

Section 2.              Registration Rights.

(a)            Holders of Registrable Securities. A Person is deemed, and shall only be deemed, to be a holder of Registrable Securities if such Person owns Registrable Securities or has a right to acquire such Registrable Securities and such Person is a Stockholder.

(b)            Demand Registrations.

(i)            Requests for Registration. Subject to the following paragraphs of this Section 2(b), if at any time after (A) the Lock-Up Termination Date, if the Lock-Up Termination Date is the date described in clauses (x) or (y) of such definition, or (B) the 120th day after the Lock-Up Termination Date, if the Lock-Up Termination Date is the closing date of the IPO, the Company is not eligible to file a Shelf Registration Statement, the Company has not caused a Shelf Registration Statement to be declared effective by the SEC in accordance with Section 2(d) or if the Shelf Registration Statement shall cease to be effective, one or more Stockholders shall have the right, subject to the minimum size and other conditions set forth below, by delivering or causing to be delivered a written notice to the Company, to require the Company to register pursuant to the terms of this Agreement, under and in accordance with the provisions of the Securities Act, the offer, sale and distribution of all of the number of Registrable Securities requested to be so registered pursuant to the terms of this Agreement on the appropriate form for which the Company is then eligible (any such written notice, a "Demand Notice" and any such registration, a "Demand Registration"), as soon as reasonably practicable after delivery of such Demand Notice, but, in any event, the Company shall be required to make the initial filing of the Registration Statement in connection with such Demand Registration within forty five (45) days, in the case of a registration on Form S-1, Form S-11 or any similar or successor long-form registration ("Long-Form Registrations"), or thirty (30) days in the case of a registration on Form S-3 or any similar or successor short-form registration ("Short-Form Registrations"), following receipt of such Demand Notice; provided, however, that (i) a Demand Notice may only be made if the sale of the Registrable Securities requested to be registered by such Stockholders is reasonably expected to result in aggregate gross cash proceeds in excess of $5.0 million (without regard to any underwriting discount or commission), (ii) such Stockholders will not be entitled to deliver (or cause to be delivered) more than three (3) Demand Notices in the aggregate under this Agreement, and (iii) the Company will not be obligated to effect more than one (1) Demand Registration that is an underwritten offering in any six (6) month period. Following receipt of a Demand Notice for a Demand Registration in accordance with this Section 2(b)(i), the Company shall use its reasonable best efforts to file a Registration Statement in accordance with such Demand Notice as promptly as practicable and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

No Demand Registration shall be deemed to have occurred for purposes of this Section 2(b), and any Demand Notice delivered in connection therewith shall not count as a Demand Notice for purposes of this Section (2)(b)(i), if (x) the Registration Statement relating thereto (and covering not less than 75% of the Registrable Securities specified in the applicable Demand Notice for sale in accordance with the intended method or methods of distribution specified in such Demand Notice) (i) does not become effective, or (ii) is not maintained effective for the period required pursuant to this Section 2(b) or (y) the offering of the Registrable Securities pursuant to such Registration Statement is subject to a stop order, injunction, or similar order or requirement of the SEC during such period.

All requests made pursuant to this Section 2(b) will specify the number of Registrable Securities to be registered and the intended methods of disposition thereof; provided, however, that subject to Section 2(f)(xiii) and Section 2(n), the Company shall not be obligated to list the Registrable Securities on any securities exchange.

Except as otherwise agreed by all Stockholders with Registrable Securities subject to a Demand Registration, the Company shall use its reasonable best efforts to maintain the continuous effectiveness of the Registration Statement with respect to any Demand Registration until such securities cease to be Registrable Securities or such shorter period upon which all Stockholders with Registrable Securities included in such Registration Statement have notified the Company that such Registrable Securities have actually been sold.

Within five (5) business days after receipt by the Company of a Demand Notice pursuant to this Section 2(b), the Company shall deliver a written notice of any such Demand Notice to all other holders of Registrable Securities, and the Company shall, subject to the provisions of Section 2(b)(ii), include in such Demand Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) business days after the date that such notice has been delivered; provided that such holders must agree to the method of distribution proposed by the Stockholders who delivered the Demand Notice and, in connection with any underwritten registration, such holders (together with the Company and the other holders including securities in such underwritten registration) must enter into an underwriting agreement in the form reasonably approved by the Stockholders holding a majority of the Registrable Securities. All requests made pursuant to the preceding sentence shall specify the aggregate amount of Registrable Securities to be registered and the intended method of distribution of such securities; provided that the requesting Stockholders may change the number of Registrable Securities proposed to be offered pursuant to any Demand Registration at any time prior to the Registration Statement with respect to the Demand Registration being declared effective by the SEC, in each case subject to the minimum size limitations in Section 2(b)(i).

Without the prior written consent of the Stockholders requesting such Demand Registration, no stockholder of the Company (other than the Stockholders party hereto) may include securities in any offering requested under this Section 2(b); provided, that the Company may include in such offering securities to be sold for the account of the Company, subject to Section 2(b)(ii).

(ii)            Priority on Demand Registration. If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in an underwritten offering, and the managing underwriter or underwriters advise the holders of such securities in writing that in its good faith opinion the total number or dollar amount of Registrable Securities proposed to be sold in such offering is such as to adversely affect the price, timing or distribution of such offering (including securities proposed to be included by other holders of securities entitled to include securities in such Registration Statement pursuant to incidental or piggyback registration rights), then there shall be included in such underwritten offering the number or dollar amount of Registrable Securities and such other securities that in the opinion of such managing underwriter can be sold without adversely affecting such offering, and such number of Registrable Securities and such other securities shall be allocated as follows:

(A)            first, pro rata among the holders of Registrable Securities that have requested to participate in such Demand Registration on the basis of the percentage of the Registrable Securities requested to be included in such Registration Statement by such holders; and

(B)            second, the securities for which inclusion in such Demand Registration, as the case may be, was requested by the Company.

No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such offering.

(c)            Piggyback Registration.

(i)            Right to Piggyback. Except with respect to a Demand Registration, the procedures for which are addressed in Section 2(b), if the Company proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock whether or not for sale for its own account and whether or not an underwritten offering or an underwritten registration (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto, (ii) filed in connection with an exchange offer or any employee benefit or dividend reinvestment plan, (iii) relating solely to the offer and sale of debt securities or (iv) in connection with any dividend or distribution reinvestment or similar plan), then the Company shall give prompt written notice of such filing no later than twenty (20) days prior to the filing date (the "Piggyback Notice") to all of the holders of Registrable Securities. The Piggyback Notice shall offer such holders the opportunity to include (or cause to be included) in such registration statement the number of Registrable Securities as each such holder may request (a "Piggyback Registration"). Subject to Section 2(c)(ii), the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein (each a "Piggyback Request") within ten (10) days after notice has been given to the applicable holder. The Company shall not be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration beyond the earlier to occur of (x) one hundred eighty (180) days after the effective date thereof and (y) consummation of the distribution by the holders of the Registrable Securities included in such Registration Statement.

(ii)            Priority on Piggyback Registrations. If any of the Registrable Securities to be registered pursuant to the registration giving rise to the rights under this Section 2(c) are to be sold in an underwritten offering, the Company shall use reasonable best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit holders of Registrable Securities who have submitted a Piggyback Request in connection with such offering to include in such offering all Registrable Securities included in each holder's Piggyback Request on the same terms and conditions as any other shares of capital stock, if any, of the Company included in the offering. Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering advise the Company in writing that it is their good faith opinion the total number or dollar amount of securities that such holders, the Company and any other Persons having rights to participate in such registration, intend to include in such offering is such as to adversely affect the price, timing or distribution of the securities in such offering, then there shall be included in such underwritten offering the number or dollar amount of securities that in the opinion of such managing underwriter or underwriters can be sold without so adversely affecting such offering, and such number of Registrable Securities shall be allocated as follows: (i) first, all securities proposed to be sold by the Company for its own account; (ii) second, all Registrable Securities requested to be included in such registration pursuant to Section 2(c), pro rata among such holders on the basis of the percentage of the Registrable Securities requested to be included in such Registration Statement by such holders; and (iii) third, all other securities requested to be included in such Registration Statement; provided that holders may, prior to the earlier of the (i) effectiveness of the Registration Statement and (ii) time at which the offering price and/or underwriter's discount are determined with the managing underwriter or underwriters, withdraw their request to be included in such registration pursuant to this Section 2(c).

(d)            Shelf Registration; Shelf Take Downs.

(i)            The Company shall prepare and file not later than (A) (i) if the Company is a Well Known Seasoned Issuer and is filing an automatically effective Short-Form Registration, the Lock-Up Termination Date, (ii) if the Company is filing a Short-Form Registration that is not automatically effective, 30 days prior to the Lock-Up Termination Date, or (iii) if the Company is filing a Long-Form Registration, 45 days prior to the Lock-Up Termination Date otherwise, or (B) the 120th day after the Lock-Up Termination Date, if the Lock-Up Termination Date is the closing date of the IPO, a "Shelf" Registration Statement with respect to the resale of all of the Registrable Securities by the Stockholders on an appropriate form which the Company is then eligible to use for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement") and permitting registration of such Registrable Securities for resale by such Stockholders in accordance with the methods of distribution elected by the Stockholders and set forth in the Shelf Registration Statement. Unless the Shelf Registration Statement shall become automatically effective, the Company shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the SEC prior to (A) the Lock-Up Termination Date, if the Lock-Up Termination Date is the date described in clauses (x) or (y) of such definition, or (B) the 120th day after the Lock-Up Termination Date, if the Lock-Up Termination Date is the closing date of the IPO, and, subject to Sections 2(d)(iii) and 2(g), to keep such Shelf Registration Statement continuously effective for a period ending when all shares of Common Stock covered by the Shelf Registration Statement are no longer Registrable Securities (the "Effectiveness Period").

(ii)            At the time the Shelf Registration Statement is declared effective, each Stockholder shall be named as a selling securityholder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such Stockholder to deliver such prospectus to purchasers of Registrable Securities in accordance with applicable law.

(iii)            The Company shall prepare and file such additional registration statements as necessary and use its reasonable best efforts to cause such registration statements to be declared effective by the SEC so that a Shelf Registration Statement remains continuously effective, subject to Section 2(g), with respect to resales of all Registrable Securities as and for the periods required under Section 2(d)(i) (such subsequent registration statements to constitute a Shelf Registration Statement).

(iv)            At any time that a Shelf Registration Statement covering Registrable Securities pursuant to Section 2(b), Section 2(c) or this Section 2(d) is effective, if any Stockholder delivers a notice to the Company (a "Take-Down Notice") stating that it intends to sell all or part of its Registrable Securities included by it on the Shelf Registration Statement (a "Shelf Offering"), then, the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering (taking into account the inclusion of Registrable Securities by any other holders pursuant to this Section 2(d)(iv)). In connection with any Shelf Offering, including any Shelf Offering that is a Marketed Offering:

(A)           within ten (10) days after receipt by the Company of a Take-Down Notice, the Company shall deliver a written notice of such Take-Down Notice to all other holders of Registrable Securities included on such Shelf Registration Statement and permit each such holder to include its Registrable Securities included on the shelf registration statement in the Shelf Offering if such holder notifies the Company within ten (10) days after delivery of notice to such holder; and

(B)            if the Shelf Offering is underwritten, in the event that the underwriters of such Shelf Offering advise such holders in writing that it is their good faith opinion the total number or dollar amount of securities proposed to be sold exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be included, then the underwriter may limit the number of Registrable Securities which would otherwise be included in such Shelf Offering in the same manner as described in Section 2(b)(ii) with respect to a limitation of shares to be included in a registration; provided, however, that each Shelf Offering that is a Marketed Offering initiated by a Stockholder shall be deemed to be a demand subject to the provisions of Section 2(b) (subject to Section 2(d)(iv)), and shall decrease by one the number of Demand Notices such Stockholder is entitled to pursuant to Section 2(b)(i); provided, further, that a Take-Down Notice with respect to an underwritten offering that is not a Marketed Offering may only be made if the sale of the Registrable Securities requested to be sold by all Stockholders in the Shelf Offering is reasonably expected to result in aggregate gross cash proceeds in excess of $5.0 million (without regard to any underwriting discount or commission); except that such requirement shall not apply if the Company is not required to either (x) enter into an underwriting agreement, purchase agreement, lock-up agreement or other similar agreement, or (y) take the action set forth in Section 2(f)(xiv) or (xv).

Without the prior written consent of the Stockholders delivering such Take-Down Notice, no stockholder of the Company (other than the Stockholders party hereto) may include securities in any Shelf Offering requested under this Section 2(d).

(e)            Restrictions on Public Sale by Holders of Registrable Securities. Each holder of Registrable Securities agrees with all other holders of Registrable Securities and the Company in connection with any underwritten offering made pursuant to a Registration Statement filed pursuant to Section 2(b), Section 2(c)(i) and Section 2(d)(i), respectively (whether or not such holder elected to include Registrable Securities in such Registration Statement), if requested (pursuant to a written notice) by the managing underwriter or underwriters in such offering, not to effect any public sale or distribution of any of the Company's securities (except as part of such underwritten offering), including a sale pursuant to Rule 144 or any swap or other economic arrangement that transfers to another any of the economic consequences of owning the Series B Preferred Stock or Common Stock, or to give any Demand Notice during the period commencing on the date of the Prospectus and continuing for not more than ninety (90) days after the date of the Prospectus (or, in either case, Prospectus supplement if the offering is made pursuant to a "shelf" registration), pursuant to which such public offering shall be made. In connection with any underwritten offering made pursuant to a Registration Statement filed pursuant to Section 2(b) Section 2(c) or Section 2(d)(i), the Company shall be responsible for negotiating all "lock-up" agreements with the underwriters and, in addition to the foregoing provisions of this Section 2(e), the Stockholders and holders of Registrable Securities agree to execute the form so negotiated; provided, that the form so negotiated is reasonably acceptable to the Stockholders and holders of Registrable Securities and consistent with the agreement set forth in this Section 2(e) and that, in the case of a Marketed Offering, the Company's executive officers and directors shall also have executed such form of agreement so negotiated.

If any registration pursuant to Section 2(b) of this Agreement shall be in connection with any: (i) Marketed Offering (including with respect to a Shelf Offering pursuant to Section 2(d)(iv) hereof), the Company will cause each of its executive officers and directors to sign a "lock-up" agreement consistent with that contemplated in the immediately preceding paragraph, and (ii)  underwritten offering (including with respect to a Shelf Offering pursuant to Section 2(d)(iv) hereof), the Company will also not effect any public sale or distribution of any common equity (or securities convertible into or exchangeable or exercisable for common equity) (other than a registration statement (A) on Form S-4, Form S-8 or any successor forms thereto or (B) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan) for its own account, within ninety (90) days after the date of the Prospectus for such offering except as may otherwise be agreed with the holders of the Registrable Securities in such offering.

(f)            Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2(b) Section 2(c) or Section 2(d), the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as expeditiously as possible to the extent applicable:

(i)              prepare and file with the SEC a Registration Statement or Registration Statements on such form as shall be available for the sale of the Registrable Securities by the holders thereof or by the Company in accordance with the intended method or methods of distribution thereof and in accordance with this Agreement, and use its reasonable best efforts to cause such Registration Statement to become effective and to remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall, within a reasonable period of time prior (but no later than two (2) business days prior to such filing) furnish or otherwise make available to the holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and, to the extent reasonably necessary to enable such holders to exercise their due diligence responsibility, such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company's books and records, officers, accountants and other advisors upon reasonable notice and only to the extent the Company determines in good faith that such disclosure and access would not forfeit any attorney-client privilege or confidentiality obligations. The Company shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto (including such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein) with respect to a Demand Registration to which the holders of a majority of the Registrable Securities covered by such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company's counsel, such filing is necessary to comply with applicable law;

(ii)             prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act;

(iii)            promptly notify each selling holder of Registrable Securities, its counsel and the managing underwriters, if any, and, if requested by any such Person, confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 2(f)(xiv) below cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) if the Company has knowledge of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (which notice shall notify the selling holders only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information);

(iv)            use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practicable;

(v)             if requested by the managing underwriters, if any, or the holders of a majority of the then-outstanding Registrable Securities being sold in connection with an underwritten offering, promptly include in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 2(f) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

(vi)            furnish or make available to each selling holder of Registrable Securities, its counsel and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement, the Prospectus and Prospectus supplements, if applicable, and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such holder, counsel or underwriter); provided that the Company may furnish or make available any such documents in electronic format;

(vii)           deliver to each selling holder of Registrable Securities, its counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such Persons may reasonably request from time to time in connection with the distribution of the Registrable Securities; provided that the Company may furnish or make available any such documents in electronic format (other than, in the case of a Marketed Offering, upon the request of the managing underwriters thereof for printed copies of any such Prospectus or Prospectuses); and the Company, subject to the last paragraph of this Section 2(f), hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto;

(viii)          prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective pursuant to this Agreement and to take any other action that may be necessary or advisable to enable such holders of Registrable Securities to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in any such jurisdiction where it would not otherwise be subject but for this Agreement;

(ix)            cooperate with, and direct the Company's transfer agent to cooperate with, the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely settlement of any offering or sale of Registrable Securities, including the preparation and delivery of certificates (not bearing any legends) or book-entry (not bearing stop transfer instructions) representing Registrable Securities to be sold after receiving written representations from each holder of such Registrable Securities that the Registrable Securities represented by the certificates so delivered by such holder will be transferred in accordance with the Registration Statement and, in connection therewith, if reasonably required by the Company's transfer agent, the Company shall promptly after the effectiveness of the registration statement cause an opinion of counsel as to the effectiveness of any Registration Statement to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without restriction upon sale by the holder of such shares of Registrable Securities under the Registration Statement;

(x)             upon the occurrence of, and its knowledge of, any event contemplated by Section 2(f)(iii) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the Purchaser of the Registrable Securities being sold thereunder, such that the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xi)            prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities;

(xii)            provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xiii)          use its reasonable best efforts to cause all shares of Registrable Securities covered by such Registration Statement to be listed on a national securities exchange if shares of the particular class of Registrable Securities are at that time listed on such exchange, as the case may be, prior to the effectiveness of such Registration Statement;

(xiv)          enter into such agreements (including underwriting agreements in form, scope and substance as is customary in underwritten offerings and such other documents reasonably required under the terms of such underwriting agreements, including customary legal opinions and auditor "comfort" letters) and take all such other actions reasonably requested by the holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriters, if any) to expedite or facilitate the disposition of such Registrable Securities;

(xv)           in connection with a customary due diligence review, upon reasonable notice, make available for inspection by a representative of the selling holders of Registrable Securities, any underwriter participating in any such disposition of Registrable Securities, if any, and any counsel or accountants retained by such selling holders or underwriter (collectively, the "Offering Persons"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information and participate in customary due diligence sessions in each case reasonably requested by any such representative, underwriter, counsel or accountant in connection with such Registration Statement unless the Company determines in good faith that such due diligence would forfeit any attorney-client privilege or confidentiality obligations, provided, however, that any information provided hereunder shall be considered delivered under the Purchase Agreement and, if applicable under the terms of the Purchase Agreement, constitute Confidential Information requiring such Offering Person to comply with the requirements of Section 3.20 of the Purchase Agreement; and

(xvi)          cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA, including the use reasonable best efforts to obtain FINRA's pre-clearance or pre-approval of the Registration Statement and applicable Prospectus upon filing with the SEC.

The Company may require each holder of Registrable Securities as to which any registration is being effected to furnish to the Company in writing such information required in connection with such registration regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. Each holder of Registrable Securities (including the Purchaser) represents and warrants to the Company that the information provided pursuant to the preceding sentence shall be true and correct in all material respects as of such time the information is provided.

Each holder of Registrable Securities agrees if such holder has Registrable Securities covered by such Registration Statement that, upon receipt of any written notice from the Company of the happening of any event of the kind described in Section 2(f)(ii), 2(f)(iii), 2(f)(iv) or 2(f)(v), such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2(f)(x), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the time periods under Section 2(b) with respect to the length of time that the effectiveness of a Registration Statement must be maintained shall automatically be extended by the amount of time the holder is required to discontinue disposition of such securities.

(g)           Postponement of Demand Registration; Suspension of Use of Registration Statement. The Company shall be entitled to postpone (but not more than twice in any 12-month period), for a reasonable period of time not in excess of an aggregate of sixty (60) days, and not within sixty (60) days of any prior such postponement, the filing (but not the preparation) or use, including for any Shelf Offering, of a Registration Statement if the Company delivers to the Stockholders requesting registration or entitled to use a Registration Statement as a selling secondary holder a certificate certifying that such registration or offering would reasonably be expected to (x) materially adversely affect or materially interfere with any bona fide material financing of the Company pursuant to an underwritten offering that is reasonably likely to be promptly commenced, or (y) require the Company to make an Adverse Disclosure. Such certificate shall contain a statement of the reasons for such postponement and an approximation of the anticipated delay. The Stockholders receiving such certificate shall keep the information contained in such certificate confidential subject to the same terms set forth in Section 2(f)(xv). If the Company shall so postpone the filing of a Registration Statement, the Stockholders requesting such registration or Shelf Offering shall have the right to withdraw the request for registration or the applicable Take-Down Notice by giving written notice to the Company within ten (10) days of the anticipated termination date of the postponement period, as provided in the certificate delivered to the applicable Stockholders and, for the avoidance of doubt, upon such withdrawal, the withdrawn request shall not constitute a Demand Notice; provided that in the event such Stockholders do not so withdraw the request for registration or Take-Down Notice, as applicable, the Company shall continue to prepare a Registration Statement and take all reasonably practicable actions in furtherance of a Shelf Offering during such postponement such that, if it exercises its rights under this Section 2(g), it shall be in a position to and shall, as promptly as practicable following the expiration of the applicable deferral or suspension period, file or update and use its reasonable best efforts to cause the effectiveness of the applicable deferred or suspended Registration Statement or commence such Shelf Offering, as applicable

(h)           Cancellation of a Demand Registration or Shelf Offering. Holders of a majority of the Registrable Securities that are to be registered in a particular offering pursuant to Section 2(b) or sold pursuant to any Shelf Offering shall have the right to notify the Company that they have determined that the registration statement or Shelf Offering be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement or Shelf Offering; provided, that such Demand Notice underlying such abandonment or withdrawal shall not be deemed to be a Demand Notice for purposes of Section 2(b)(i) (x) if in response to a material adverse change regarding the Company or a material adverse change in the financial markets generally, or (y) if not in response to such a material adverse change, the Stockholders requesting such abandonment or withdrawal reimburse the Company for all registration or offering expenses incurred through the date of such request (provided, that the Stockholders may not utilize this clause (y) more than once).

(i)            Marketed Offerings. In connection with any Demand Notices or Take-Down Notices that are Marketed Offerings, the Company shall cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including participation in customary "road shows" and the like)

(j)            Registration Expenses. All fees and expenses incurred in connection with registrations, filings or qualifications pursuant to Section 2 of this Agreement (including (i) all registration and filing fees (including fees and expenses with respect to (A) all SEC, stock exchange or trading system and FINRA registration, listing, filing and qualification and any other fees associated with such filings, including with respect to counsel for the underwriters and any qualified independent underwriter in connection with FINRA qualifications, (B) rating agencies and (C) compliance with securities or "blue sky" laws, including any fees and disbursements of counsel for the underwriters in connection with "blue sky" qualifications of the Registrable Securities pursuant to Section 2(f)(viii)), (ii) fees and expenses of the financial printer, (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) reasonable fees and disbursements of one counsel for the selling holders of Registrable Securities (together with one local counsel to the extent reasonably necessary), and (vi) fees and disbursements of all independent certified public accountants, including the expenses of any special audits and/or "comfort letters" required by or incident to such performance and compliance), shall be borne by the Company whether or not any Registration Statement is filed or becomes effective. All underwriters discounts and selling commissions and all stock transfer taxes, in each case related to Registrable Securities registered in accordance with the Agreement, shall be borne by the Stockholders of Registrable Securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered (provided that such stock transfer taxes shall be borne solely by the holders of Registrable Securities subject to such taxes).

(k)            Indemnification.

(i)            Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners, members, managers, stockholders, accountants, attorneys, agents and employees of each of them, each Person who controls each such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholders, accountants, attorneys, agents and employees of each such controlling person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter, from and against any and all losses, claims, damages, liabilities, costs (including costs of preparation and reasonable attorneys' fees and any legal or other fees or expenses incurred by such party in connection with any investigation or Proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, "Losses"), as incurred, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Prospectus, offering circular, any amendments or supplements thereto, "issuer free writing prospectus" (as such term is defined in Rule 433 under the Securities Act) or other document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to the Company and (without limitation of the preceding portions of this Section 2(k)(i)) will reimburse each such holder, each of its officers, directors, partners, members, managers, stockholders, accountants, attorneys, agents and employees and each Person who controls each such holder and the officers, directors, partners, members, managers, stockholders, accountants, attorneys, agents and employees of each such controlling person, each such underwriter, and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such Loss or action, provided that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission by such holder or underwriter, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information regarding such holder of Registrable Securities furnished to the Company by such holder of Registrable Securities expressly for inclusion therein. It is agreed that the indemnity agreement contained in this Section 2(k)(i) shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld). The indemnification provided for under this Section 2(k)(i) shall survive the transfer of the Registrable Securities by the selling holder of Registrable Securities.

(ii)            Indemnification by Holder of Registrable Securities. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with this Agreement, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities to indemnify, to the fullest extent permitted by law, severally and not jointly with any other holders of Registrable Securities, the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), from and against all Losses arising out of or based on any untrue statement of a material fact contained in any such Registration Statement, Prospectus, offering circular, any amendments or supplements thereto, "issuer free writing prospectus" (as such term is defined in Rule 433 under the Securities Act) or other document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and to reimburse the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Loss or action, in each case to the extent, but only to the extent, that such untrue statement or omission was included in such Registration Statement, Prospectus, offering circular, any amendments or supplements thereto, "issuer free writing prospectus" (as such term is defined in Rule 433 under the Securities Act) or other document in reliance upon and in conformity with written information regarding such holder of Registrable Securities furnished to the Company by such holder of Registrable Securities expressly for inclusion therein; provided, however, that the obligations of such holder under such undertaking shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of such holder (which consent shall not be unreasonably withheld); and provided, further, that the liability of such holder of Registrable Securities shall be limited to the net proceeds received by such selling holder from the sale of Registrable Securities covered by such Registration Statement. The indemnification provided for under this Section 2(k)(ii) shall survive the transfer of the Registrable Securities by the selling holder.

(iii)            Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder or under the undertaking contemplated by Section 2(k)(ii) (an "Indemnified Party"), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the "Indemnifying Party") of any claim or of the commencement of any Proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or Proceeding, to, unless in the Indemnified Party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume, at the Indemnifying Party's expense, the defense of any such claim or Proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses; or (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or Proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, in which case the Indemnified Party shall have the right to employ separate counsel and to assume the defense of such claim or proceeding at the Indemnifying Party's expense; provided, further, however, that the Indemnifying Party shall not, in connection with any one such claim or Proceeding or separate but substantially similar or related claims or Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties; and provided further that if (i) the Indemnifying Party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) business days after receiving notice from such Indemnified Party that the Indemnified Party believes it has failed to do so, or (ii) if such Indemnified Party who is a defendant in any action or proceeding which is also brought against the Indemnifying Party shall have reasonably concluded, based on the advice of counsel, that there may be one or more legal defenses available to such Indemnified Party which are not available to the Indemnifying Party, then, in any such proceeding, any Indemnified Party shall have the right to assume or continue its own defense and the Indemnifying Party shall be liable for the expenses therefor, subject to the remainder of the paragraph. Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder. All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 2(k)) shall be paid to the Indemnified Party, as incurred, promptly upon receipt of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder, provided that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification under this Section 2(k)).

(iv)            Contribution. If the indemnification provided for in this Section 2(k) is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2(k)(iv) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 2(k)(iv), an Indemnifying Party that is a selling holder of Registrable Securities shall not be required to contribute any amount in excess of the amount that such Indemnifying Party has otherwise been, or would otherwise be, required to pay pursuant to Section 2(k)(ii) by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(l)            Rule 144. The Company shall use reasonable best efforts to: (i) file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner, to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144; and (ii) so long as any Registrable Securities are outstanding, furnish holders thereof upon request (A) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act and (B) a copy of the most recent annual or quarterly report of the Company (except to the extent the same is available on EDGAR).

(m)          Underwritten Registrations.

(i)              In connection with any underwritten offering, the investment banker or investment bankers and managers shall be selected by (i) the Stockholders holding a majority of Registrable Securities included in any Demand Registration, including any Shelf Offering, initiated by the Stockholders, which selection shall be reasonably acceptable to the Company (and approval of the same not to be unreasonably withheld), and (ii) the Company to administer any other offering, including any Piggyback Registration.

(ii)            No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell the Registrable Securities it desires to have covered by a Registration Statement on the basis provided in any underwriting arrangements in customary form and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

(n)            Listing of Shares. If at any time that Registrable Securities are outstanding, the Company lists shares of its capital stock of the same class of shares as any Registrable Securities on a national securities exchange, the Company shall use its reasonable best efforts to list or include all Registrable Securities on such exchange, and shall provide a transfer agent and registrar and CUSIP number for such Registrable Securities prior to the effective date of any registration statement covering such Registrable Securities.

Section 3.              LPA Matters.

(a)            Commencement of Redemption Right. The Purchaser Parties (as defined below) shall be permitted to exercise the redemption rights with respect to the Warrant Units as set forth in Section 8.6 of the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the "LPA"), as in effect as of the date hereof, at any time after six (6) months following the date of issuance of any Warrant Units. For purposes of determining the six (6) month holding period, it is intended, understood and acknowledged that the Warrant Units issued in a cashless exercise transaction pursuant to Section 1(c) of the Warrant shall be deemed to have been acquired by the Purchaser Parties, and the holding period for such shares shall be deemed to have commenced, on the date of issuance of the Warrant.

(b)            Number of Redemptions. For purposes of any redemption of Warrant Units pursuant to Section 8.6 of the LPA, the Operating Partnership shall have no obligation to effect more than four (4) cash redemptions of Warrant Units in a single calendar year; provided, however, that there shall be no limitation on the number of redemptions of Warrant Units that may be effected in any calendar year for which the Company exercises its right under Section 8.6B of the LPA to acquire tendered Warrant Units for the REIT Shares Amount (as defined in the LPA).

(c)            Rights Related to the LPA. For the purposes of this Section 3(c), any capitalized terms used but not defined in this Agreement shall have the meaning ascribed to them in the LPA.

(i)            With respect to Section 3.4.E(5) of the LPA and subject to the Lock-Up Letter, the General Partner shall consent to any transfer by the Purchaser of Warrant Units to any of its Affiliates (as defined in the LPA) or any Affiliates of any Guarantor (as defined in the Purchase Agreement) (together with the Purchaser, the “Purchaser Parties”), provided that after any such transfer, the Warrant Units held by the Purchaser and any of its transferees are held by no more than thirty (30) partners, not including as partners for such purposes any flow-through partners unless a principal purpose of the use of the flow-through entity through which such partners invest was to permit the Operating Partnership to satisfy the 100-partner limitation within the meaning of Treas. Reg. Section 1.7704-1(h)(3)(ii).

(ii)            On or after a Listing (as defined in the Purchase Agreement) (A) the Operating Partnership shall give notice to the Purchaser Parties prior to 5:00 p.m. Eastern time on the second Business Day following the date of receipt of a Notice of Redemption (the “Election Time”) of its election to either (A) cause the Operating Partnership to redeem all of the Purchaser Parties’ Tendered Units in exchange for the Cash Amount or (B) acquire all of the Purchaser Parties’ Tendered Units in exchange for the REIT Shares Amount determined as of the Purchaser Parties Redemption Date (as defined below) (the “Exchange REIT Shares”); provided, that the date of “receipt” of a Notice of Redemption shall (1) for purposes of determining the Cash Amount and the Election Time, be (x) the date on which the Notice of Redemption is received by the General Partner if received prior to 6:00 p.m. Eastern time or (y) the Business Day following the date on which the Notice of Redemption is received by the General Partner if received later than 6:00 p.m. Eastern time and (2) for purposes of determining the Purchaser Parties Redemption Date, be (x) the date on which the Notice of Redemption is received by the General Partner if received prior to 4:30 p.m. Eastern time or (y) the Business Day following the date on which the Notice of Redemption is received by the General Partner if received later than 4:30 p.m. Eastern time, in each case, the time of receipt being the time transmitted by electronic mail to each of the Chief Executive Officer and Chief Financial Officer of the General Partner at the addresses set forth in Schedule I hereto (excluding any officer roles that are vacant at such time); provided, further, that in the event that the General Partner fails to give such notice prior to the Election Time, the General Partner shall be deemed to have elected to cause the Operating Partnership to redeem all such Tendered Units in exchange for REIT Shares Amount pursuant to the preceding clause (B). Notwithstanding the foregoing, the Purchaser Parties’ right to Redemption shall remain subject to Section 8.6.E of the LPA, but only after giving effect to, and subject to the terms of, any waiver thereof granted, and Excepted Holder Limit (as defined in the General Partner’s Charter);

(B) in the event that the General Partner elects to cause the Operating Partnership to redeem all of the Tendered Units in exchange for the Cash Amount, the General Partner shall deliver the Cash Amount by wire transfer of immediately available funds (to the account(s) designated by the Purchaser Parties) no later than five (5) Business Days following the date of receipt of the Notice of Redemption (the “Purchaser Parties Redemption Date”); provided that the Purchaser Parties shall continue to own all Tendered Units and be treated as a Limited Partner with respect to such Tendered Units for all purposes of the LPA, until such Tendered Units are paid for in full as provided herein;

(C) in the event that the General Partner elects (or is deemed to have elected) to acquire all of the Purchaser Parties’ Tendered Units in exchange for the REIT Shares Amount, on the Redemption Date the Purchaser Parties shall sell the Tendered Units to the General Partner and, in exchange therefor, the General Partner shall deliver newly-issued REIT Shares in book-entry form (or other evidence of issuance as may be reasonably requested by the Purchaser Parties) to the Purchaser Parties or to another recipient as directed by the Purchaser Parties no later than 12:00 p.m. Eastern time on the Redemption Date, which Exchange REIT Shares shall be duly authorized, validly issued, fully paid and non-assessable and free of any pledge, lien, encumbrance or restriction, other than the ownership limitations set forth in the General Partner’s Charter and, to the extent applicable, the Securities Act and relevant state securities or “blue sky” laws; provided, that the Purchaser Parties shall continue to own all Tendered Units and be treated as a Limited Partner with respect to such Tendered Units for all purposes of the LPA, until the Purchaser Parties (and/or such other recipient) becomes the record owner of all the Exchange REIT Shares.

(iii)            Notwithstanding the provisions of the first sentence of Section 11.3 of the LPA and subject to the Lock-Up Letter, consent of the General Partner shall not be required for any transfers pursuant to Section 11.3 as long as the requirements of Section 11.3.A(1) Section 11.3(2) and Section 11.6 of the LPA are satisfied.

(iv)            Notwithstanding the provisions of Section 11.4.A and 11.5 of the LPA, an applicable transferee of the Purchaser Parties shall be admitted to the Operating Partnership as a Substituted Limited Partner upon the transferee’s satisfaction of the requirements set forth in Sections 11.4.B of the LPA and such substitution shall not require the consent of the General Partner, provided that such substitution otherwise complies with the terms of the LPA, the Purchase Agreement and this Agreement. For the avoidance of doubt, such transferee shall be admitted as a Substituted Limited Partner, and not an Assignee, of the Operating Partnership.

Section 4.     Transfers. Stockholders shall provide the Operating Partnership with seven (7) days' prior written notice of any transfer, in whole or in part, of any Warrants, any Warrant Units and/or any shares of Common Stock issuable upon redemption of Warrant Units to be consummated prior to a Listing, and, as a condition to any such transfer prior to a Listing, the transferee shall execute a joinder to this Agreement in the form attached hereto as Exhibit B. In addition, each Stockholder executing a joinder to this Agreement hereby agrees to be bound by and subject to the Call Option set forth in the Warrants with respect to all Warrants, Warrant Units and shares of Common Stock issued upon redemption of Warrant Units.

Section 5.              Limitation on Subsequent Registration Rights. From and after the date hereof, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities that conflict in a material respect with the rights granted to the Stockholders herein, without the prior written consent of Stockholders holding a majority of the Registrable Securities.

Section 6.              Miscellaneous.

(a)            Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of holders of a majority of the then outstanding Registerable Securities and the Company. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of a majority of the Registrable Securities being sold by such holders pursuant to such Registration Statement.

(b)            Notices. All notices required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, telecopied and confirmed, or mailed by certified mail, return receipt requested, or overnight delivery service with proof of receipt maintained, at the following address (or any other address that any such party may designate by written notice to the other parties):

If to the Company, to the address of its principal executive offices. If to any Stockholder, at such Stockholder's address as set forth on the records of the Company. Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by telecopy, be deemed received on the first business day following confirmation; shall, if delivered by overnight delivery service, be deemed received the first business day after being sent; and shall, if delivered by mail, be deemed received upon the earlier of actual receipt thereof or five (5) business days after the date of deposit in the United States mail.

(c)            Successors and Assigns; Stockholder Status. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including subsequent holders of Registrable Securities acquired, directly or indirectly, from the Stockholders; provided, however, that Section 3 of this Agreement shall inure to be benefit of and be binding upon solely the Purchaser and its transferees of Warrant Units that are Affiliates (as defined in the LPA) of the Purchaser or the Guarantors. A Stockholder may assign this Agreement (in whole or in part) without the prior written consent of the Company, provided that (x) such assignment is in connection with a transfer permitted in accordance with the Lock-Up Letter and (y) any such successor or assign shall have executed and delivered to the Company an Addendum Agreement substantially in the form of Exhibit A hereto (which shall also be executed by the Company) promptly following the acquisition of such Registrable Securities, in which event such successor or assign shall be deemed a Stockholder for purposes of this Agreement. Except as provided in Section 2(k) with respect to an Indemnified Party, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained.

(d)            Counterparts. This Agreement may be executed in two or more counterparts and delivered by facsimile, pdf or other electronic transmission with the same effect as if all signatory parties had signed and delivered the same original document, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e)            Headings; Construction. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the context requires otherwise: (i) pronouns in the masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa; (ii) the term "including" shall be construed to be expansive rather than limiting in nature and to mean "including, without limitation,"; (iii) references to sections and paragraphs refer to sections and paragraphs of this Agreement; and (iv) the words "this Agreement," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole, including Exhibit A hereto, and not to any particular subdivision unless expressly so limited.

(f)            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(g)            Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(h)            Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(i)            Entire Agreement. This Agreement and the Purchase Agreement are intended by the parties as a final expression of their agreement, and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein, with respect to the registration rights granted by the Company with respect to Registrable Securities. This Agreement, together with the Purchase Agreement, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(j)            Securities Held by the Company or its Subsidiaries. Whenever the consent or approval of holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its subsidiaries shall not be counted in determining whether such consent or approval was given by the holders of such required percentage.

(k)            Specific Performance; Further Assurances. The parties hereto recognize and agree that money damages may be insufficient to compensate the holders of any Registrable Securities for breaches by the Company of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach. The parties hereto agree that in the event the registrations and sales of Registrable Securities are effected pursuant to the laws of any jurisdiction outside of the United States, such parties shall use their respective reasonable best efforts to give effect as closely as possible to the rights and obligations set forth in this Agreement, taking into account customary practices of such foreign jurisdiction, including executing such documents and taking such further actions as may be reasonably necessary in order to carry out the foregoing.

(l)            Term. This Agreement shall terminate with respect to a Stockholder on the date on which such Stockholder ceases to hold Registrable Securities and, with respect to all Stockholders in the event that the Stockholders, in the aggregate, own less than two percent (2%) of the outstanding shares of Common Stock (for purposes of this calculation, Warrant Units shall be deemed to be Common Stock to the extent held by the Stockholders or any other Person (other than by the Company or any subsidiary thereof); provided, that, (i) a Stockholder's rights and obligations pursuant to Section 2(k), as well as the Company's obligations to pay expenses pursuant to Section 2(j), shall survive with respect to any registration statement in which any Registrable Securities of such Stockholders were included and, for the avoidance of doubt, any underwriter lock-up that a Stockholder has executed prior to a Stockholder's termination in accordance with this clause shall remain in effect in accordance with its terms and (ii) the provisions of Section 3(c) hereof shall survive for as long as the Purchaser and its transferees that are Affiliates of the Purchaser or the Guarantors hold any Warrant Units.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Investors' Rights Agreement to be duly executed as of the date first above written.

WATERMARK LODGNG TRUST, INC.

By:	/s/ Michael G. Medzigian
Name: Michael G. Medzigian
Title: Chief Executive Officer

CWI 2 OP, LP

By: Watermark Lodging Trust Inc.,
its general partner

By:	/s/ Michael G. Medzigian
Name: Michael G. Medzigian
Title: Chief Executive Officer

ACP WATERMARK INVESTMENT LLC

By: ACP-Watermark Intermediate LLC
Its: Managing Member

By:	/s/ Russell Gimelstob
Name: Russell Gimelstob
Title: Authorized Signatory

[Investors' Rights Agreement Signature Page]

EXHIBIT A

ADDENDUM AGREEMENT

This Addendum Agreement is made this     day of , 20     , by and between     (the "New Stockholder") and WATERMARK LODGING TRUST, INC. (the "Company"), pursuant to an Investor Rights Agreement dated as of July 24, 2020 (the "Agreement"), by and between the Company and the Purchaser. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

W I T N E S S E T H:

WHEREAS, the Company has agreed to provide certain registration and other rights with respect to the Registrable Securities as set forth in the Agreement;

WHEREAS, the New Stockholder has acquired Registrable Securities directly or indirectly from a Stockholder; and

WHEREAS, the Company and the Stockholders have required in the Agreement that all persons desiring registration and other rights must enter into an Addendum Agreement binding the New Stockholder to the Agreement to the same extent as if it were an original party thereto.

NOW, THEREFORE, in consideration of the mutual promises of the parties, the New Stockholder acknowledges that it has received and read the Agreement and that the New Stockholder shall be bound by, and shall have the benefit of, all of the terms and conditions set out in the Agreement to the same extent as if it were an original party to the Agreement and shall be deemed to be a Stockholder thereunder.

New Stockholder

Address:

Agreed to on behalf of the Company pursuant to
Section 6(c) of the Agreement.

WATERMARK LODGING TRUST, INC.

By:
Name:
Title:

EXHIBIT B

JOINDER AGREEMENT

_____________ ___, 20___

Reference is hereby made to that certain Warrant Certificate, dated as of July 24, 2020 (the “Warrant Certificate”), of CWI 2 OP, LP, a Delaware limited partnership (the “Partnership”) issued pursuant to that certain Securities Purchase Agreement, dated as of July 21, 2020, by and among the Partnership, Watermark Lodging Trust, Inc., a Maryland corporation (“REIT”), ACP Watermark Investment LLC, a Delaware limited liability company (the “ACP”) and the other parties thereto. Reference is further made to that certain Investor Rights Agreement, dated as of July 24, 2020, by and among the Partnership, REIT and ACP (the “IRA”).

Pursuant to and in accordance with Section 11 of the Warrant Certificate, the undersigned, a transferee of the Warrants, Warrant Units and/or any shares of REIT Common Stock issuable upon redemption of the Warrant Units (as each term is defined in the Warrant Certificate), as applicable, hereby acknowledges and agrees that upon the execution of this Joinder Agreement, it shall become a party to the Warrant Certificate and shall be fully bound by, and subject to, all of the terms and conditions of the Warrant Certificate, including Section 3 of the Warrant Certificate, as though an original party thereto and shall be deemed to be a Holder (as defined in the Warrant Certificate) for all purposes under the Warrant Certificate.

Pursuant to and in accordance with Sections 4 and 6(c) of the IRA, the undersigned, a transferee of the Warrants, Warrant Units and/or any shares of Common Stock issuable upon redemption of Warrant Units (as each term is defined in the IRA), as applicable, hereby acknowledges and agrees that upon the execution of this Joinder Agreement, it shall become a party to the IRA and shall be fully bound by, and subject to, all of the terms and conditions of the IRA, as though an original party thereto and shall be deemed to be a Stockholder (as defined in the IRA) for all purposes under the IRA.

If an entity, the undersigned hereby represents and warrants that the execution and delivery of this Joinder Agreement and the performance of any obligations of the undersigned entity contemplated by the Warrant Certificate or the IRA has been duly and validly authorized and that this Joinder Agreement has been duly executed and delivered by such party.

NOTWITHSTANDING THE PLACE WHERE THIS JOINDER AGREEMENT MAY BE EXECUTED BY THE UNDERSIGNED, THE UNDERSIGNED EXPRESSLY AGREES THAT THIS JOINDER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF NEW YORK, BOTH SUBSTANTIVE AND REMEDIAL, WITHOUT REGARD TO NEW YORK CONFLICTS OF LAW PRINCIPLES. ANY JUDICIAL PROCEEDING BROUGHT UNDER THIS JOINDER AGREEMENT OR ANY DISPUTE ARISING OUT OF THIS JOINDER AGREEMENT OR ANY MATTER RELATED HERETO SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed as of the date first above written.

IF AN INDIVIDUAL:	IF AN ENTITY:

By:
(duly authorized signature)	(please print complete name of entity)

Name:	By:
(please print full name)	(duly authorized signature)

Date:	Name:
(please print full name)

Date:

SCHEDULE I

Officer	Notice Address
Chief Executive Officer	[Intentionally Omitted]
Chief Financial Officer	[Intentionally Omitted]